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                          CARRIER 1 INTERNATIONAL S.A.
                                OPTION AGREEMENT

      This OPTION AGREEMENT, effective as of September 11, 2001, is by and among Carrier 1 UK Limited (the "EMPLOYER"), Robert Michael McTighe (the "EXECUTIVE") and Carrier 1 International S.A., a Luxembourg SOCIETE ANONYME (the "COMPANY").


                              W I T N E S S E T H:

      WHEREAS, the Employer is a subsidiary of the Company; and

      WHEREAS, the Executive has not previously been employed by the Company or any of its affiliates; and

      WHEREAS, as an inducement essential to the Executive's entering into the Employment Agreement with the Employer, dated as of the date hereof (the "EMPLOYMENT AGREEMENT"), the Employer and the Company have agreed to grant the Options (as defined below) covering the Option Shares (as defined below), pursuant to, and subject to, the terms and conditions set forth in this Agreement; and

      WHEREAS, pursuant to the Carrier 1 International S.A. Master Option Agreement, the Company has agreed to make certain options available to the Employer in order to enable the Employer to carry out its obligations under this Agreement.

      NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS.

      As used in this Agreement, the terms "APPOINTMENT," "BOARD," "CARRIER1 SA BOARD," "CHANGE OF CONTROL," "COMMENCEMENT DATE," "DISABILITY," "EVENT OF DEFAULT," "GROUP COMPANY," "PERSON" and "TERMINATION DATE," shall each have the respective meanings assigned to such terms in the Employment Agreement.

2. GRANT OF OPTION.

      Effective as of the date hereof, the Employer grants to Executive, subject to the terms and conditions set forth herein, the right and option (the "OPTIONS") to purchase from the Employer 1,200,000 of the ordinary shares of the Company (the "OPTION SHARES" and each ordinary share of the Company, a "SHARE") at a purchase price equal to US$1.10 per Share plus the amount of any capital duty payable by the Company, the Employer or the Executive in respect of the issuance of such Option Shares (not to exceed the amount of such capital duty that would be payable upon a direct issuance by

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the Company of the Option Shares to the Executive) (the "EXERCISE PRICE") . The
number of Option Shares and the Exercise Price are subject to adjustment pursuant to Section 7.2.

3.    VESTING AND EXERCISABILITY

3.1 IN GENERAL. Except as otherwise expressly provided in this Option Agreement, and subject to the continuous employment of the Executive with the Employer or one or more other Group Companies until the applicable vesting date, the Options shall become vested and exercisable as to 25% of the Option Shares on the twelve-month anniversary of the Commencement Date and as to the remainder of the Option Shares in six equal installments on each of the six next succeeding six-month anniversaries of the Commencement Date. Except as provided in Clause 3.2 below, if the Executive's employment with the Employer or one or more other Group Companies terminates, any portion of the Options that have not vested on or prior to the effective date of such termination shall be cancelled for an aggregate payment for all such unvested portion of US$1.00 to the Executive.

3.2 CERTAIN TERMINATIONS OF EMPLOYMENT. Notwithstanding anything in Clause 3.1 to the contrary:-

      (a) if a Change of Control occurs and the Executive is not offered the position of Chief Executive Officer of the surviving company (the parent company if such parent company is publicly traded and owns more than 50% of the surviving company) following such Change of Control and the Executive has elected accelerated vesting of the Options pursuant to Clause 4.4(c) of the Employment Agreement, then effective immediately prior to the Change of Control, any Options then held by the Executive and that have not vested previously in accordance with Clause 3.1 shall vest in full, provided that the Options shall not so vest if, after the announcement of or entering into the transaction that would constitute the Change of Control but prior to the consummation of the Change of Control, the Appointment has terminated for any reason other than a termination by the Company where no Event of Default has occurred or by the Executive for Good Reason; and

      (b) if the Appointment of the Executive is terminated by the Company (other than as a result of an Event of Default or as a result of the Executive's death or Disability) or by the Executive for Good Reason (other than in the circumstance where the preceding Clause 3.2(a) applies) and the Executive has elected accelerated vesting of the Options pursuant to Clause 4.4(d) of the Employment Agreement, effective as of the Termination Date, the Options shall immediately vest and become exercisable as to that number of Option Shares that would have become vested and exercisable pursuant to


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            Clause 3.1 within the twelve-month period following the Termination
            Date (notwithstanding such termination of the employment).

3.3 BOARD DISCRETION. The Board in its sole discretion, with the consent of the Carrier1 SA Board, may accelerate the vesting or exercisability of all or any portion of the Options, at any time and from time to time.

4.    EXERCISE

4.1 Once vested in accordance with the provisions of this Option Agreement, the Options may be exercised at any time and from time to time prior to the date such options terminate as provided for in Section 5 by giving written notice to the Employer at its principal office address, or to such transfer agent as the Employer shall designate. Such notice shall identify the Option being exercised and specify the number of Shares as to which this Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) through delivery of Shares that have been owned by the Executive for at least six months and having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) by any combination of (a) and (b) above. Options may only be exercised with respect to full ordinary shares. No fractional ordinary shares shall be issued.

5.    TERMINATION OF OPTIONS

5.1 NORMAL EXPIRATION DATE. The Options shall expire on the tenth (10th) anniversary of the Commencement Date, subject to earlier termination as provided in Clause 5.2 or 6 below.

5.2   EFFECT OF TERMINATION OF EMPLOYMENT.

      (a) TERMINATION UPON DEATH OR DISABILITY. If the Executive ceases to be employed by the Employer and all other Group Companies by reason of his death or Disability, the Executive (or his personal representative, estate or beneficiary, as applicable) shall have the right to exercise the Options for that number of Option Shares that have vested in accordance with Section 3 on or prior to the Termination Date until the specified expiration date of the Options provided for in Clause 5.1.

      (b) TERMINATIONS BY THE EMPLOYER OTHER THAN WHERE EVENT OF DEFAULT HAS OCCURRED. If the Employer (and any other Group Company then employing the Executive) terminates the Executive's employment (other than as a result of his death or Disability or where an Event of Default has occurred), or the Executive terminates for Good Reason, the Executive (or his personal representative, estate or beneficiary, as applicable) shall have the right,


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            subject to Clause 5.2(e), to exercise the Options for the number of
            Option Shares that have vested in accordance with Section 3 on or prior to the Termination Date until the earlier of (i) the specified expiration date of the Options provided for in Clause 5.1 or (ii) 24 months from the Termination Date.

      (c) TERMINATIONS BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive voluntarily terminates employment with the Employer (or other Group Companies then employing the Executive) other than for Good Reason, then Executive shall have the right to exercise the Options for the number of Option Shares that have vested in accordance with Section 3 until the earlier of (i) the specified expiration date of the Options provided for in Clause 5.1 or (ii) 30 days from the Termination Date.

      (d) EVENT OF DEFAULT. If an Event of Default has occurred, the Options, whether or not vested, shall immediately be cancelled for an aggregate payment for all such Options of US$1.00 to the Executive and neither the Executive nor any person claiming through the Executive shall have any further rights with respect thereto.

      (e) VIOLATION OF POST-TERMINATION OBLIGATIONS. Notwithstanding anything herein to the contrary, if the Executive breaches any of his obligations under any of Clauses 6, 7 or 8 of his Employment Agreement, any outstanding Options shall immediately be cancelled for an aggregate payment of US$1.00 to the Executive and neither the Executive nor any person claiming through the Executive shall have any further rights with respect thereto.

6.    CHANGE OF CONTROL

      In the event of a Change of Control, the Employer, under the instruction from the Carrier1 SA Board (as constituted immediately prior to the consummation of the transaction constituting the Change of Control) shall either: (i) make appropriate provision for the continuation of this Options by substituting on an equitable basis for the Option Shares then subject to this Option either (a) the consideration payable with respect to the outstanding Shares in connection with the Change of Control or (b) equity securities of the surviving corporation in such Change of Control (or a direct or indirect parent thereof); or (ii) upon written notice to Executive, provide that the Options must be exercised, to the extent exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate the Options in exchange for a cash payment equal to the excess of the fair market value of the Option Shares subject to this Option (to the extent then exercisable) over the Exercise Price thereof.


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7.    MISCELLANEOUS PROVISIONS

7.1 NON-TRANSFERABILITY OF OPTIONS. The Options may be exercised only by the Executive or, following his death, by the Executive's estate. The Options are not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Executive upon the Executive's death.

7.2 ADJUSTMENTS. The number, class and exercise price of any outstanding Options (and the number of shares subject to outstanding Options), shall be adjusted by the Board, upon the instruction of the Carrier1 Board, if and to the extent necessary or appropriate to reflect any stock dividend, stock split, reverse stock split or share combination of, or extraordinary cash dividend on, the Shares or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event on or after the date hereof.

7.3 NO RIGHTS AS STOCKHOLDER. The Executive shall not have the rights of a shareholder with respect to the Option Shares until the date on which the Options Shares are recorded in his or her name in the share registry of the Company following exercise hereof and no adjustments shall be made for distributions, dividends or similar rights for which the record date is before the date such Share is issued.

7.4 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Employer or any Group Company to terminate the Executive's employment at any time, or confer upon the Executive any right to continued employment.

7.5 MODIFICATION OF OPTIONS. The Employer, under the instruction from the Carrier1 SA Board, shall have the authority to effect, at any time and from time to time, with the written consent of Executive, the modification of the terms of this Option Agreement.

7.6 COMPLIANCE WITH LAW AND REGULATIONS. The Options and the obligation of the Employer to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations of any jurisdiction and to such approvals by any government or regulatory agency as may be required. The Employer shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Shares may then be listed, and (ii) the completion of any registration or qualification of such Shares under any applicable law, or any rule or regulation of any government body. No Shares


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      shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including applicable securities laws.

7.7 WITHHOLDING TAXES. Executive acknowledges and agrees that the Employer and the other Group Companies have the right to require from the Executive or to deduct from payments of any kind otherwise due to Executive any foreign, federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Options hereunder. The Employer in its discretion may condition the exercise of the Options on the Executive's making satisfactory arrangements for such withholding. For the avoidance of doubt, each of the Employer, on the one hand, and the Executive, on the other, shall bear and pay their respective National Insurance contributions imposed in connection with the Executive's exercise of the Options.

7.8 ADS. Upon written request of the Executive, the Company will use its good faith, commercially reasonable best efforts to facilitate deposit by the Executive of the Option Shares in exchange for American Depository Shares with respect to the Shares (the "ADS's"), if at the time of such request such ADS's are then maintained and available. The Company shall pay all expenses, fees and charges for receiving deposit of the Shares and issuing ADS's.

7.9 ASSIGNMENT. The Employer may assign all or any part of its rights and obligations under this Agreement to the Company or any other Group Company.

7.10 NOTICES. Any notice hereunder shall be made as provided in the Employment Agreement.

7.11  GOVERNING LAW; JURISDICTION.

      (a) This Option Agreement shall be construed and administered in accordance with and governed by the laws of Luxembourg. In the event of any conflict or inconsistency between the provisions of this Agreement, the terms of this Agreement shall govern.

      (b) The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Option Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and for this purpose each party irrevocably submits to the jurisdiction of the Courts of England. Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.


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7.12  SIGNATURES. This Agreement is made in three copies, each of which shall be considered as an original and each of the three parties acknowledges having received a copy.

      IN WITNESS WHEREOF, the Employer has caused this Option Agreement to be executed by its duly authorized officer and the Executive has executed this Option Agreement as of the date hereof.

                                        EXECUTIVE


                                        /s/ Robert Michael McTighe
                                        ---------------------------------------


                                        CARRIER 1 UK LIMITED, acting by its
                                        attorney, Carrier 1 International S.A.,
                                        acting by its authorized officers

                                        By: /s/ Glenn Creamer
                                            -----------------------------------
                                            Title:

                                        By: /s/ Mark A. Pelson
                                            -----------------------------------
                                            Title:


                                        CARRIER 1 INTERNATIONAL S.A.

                                        By: /s/ Glenn Creamer
                                            -----------------------------------
                                            Title:

                                        By: /s/ Mark A. Pelson
                                            -----------------------------------
                                            Title:


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